UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    November 7, 2011

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53420 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
277 Lakeshore Rd. E. Suite # 206, Oakville, Ontario (Address of principal executive offices)		L6J 1H9 (Zip Code)

Registrant’s telephone number, including area code  (604) 521-2700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01 Item 3.02	Entry into a Material Definitive Agreement Unregistered Sales of Equity Securities

On November 7, 2011, Sillenger Exploration Corp. (the “Company”), entered into and closed a Debt Settlement Agreement (the “Debt Agreement”) with Elton F. Norman, Esquire (the "Creditor”).  As of August 31, 2011, the Company was indebted to the Creditor in the aggregate amount of $253,825.08 (the “Debt”). Pursuant to the Debt Agreement, the Company agreed to issue to the Creditor and the Creditor agreed to accept 3,620,000 restricted shares of the Company’s Common Stock as partial settlement of the Debt.  On November, 7, 2011, the Company issued 3,620,000 restricted shares of Common Stock valued at $0.04 resulting in settlement of $144,800 of debt.  Upon signing the Debt Agreement for settlement of the Debt, the balance owed from the Company to the Creditor is $109,025.08.

The 3,620,000 restricted shares issued in connection with the Debt Agreement were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and /or Rule 506 promulgated thereunder.  The investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.2	Debt Settlement Agreement dated November 7, 2011 between Sillenger Exploration Corp., and Elton F. Norman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

By: /s/ John Gillespie
John Gillespie –CEO & President

Dated:  November 10, 2011